UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

NORDSTROM, INC.
 (Exact name of registrant as specified in its charter)

WASHINGTON	001-15059	91-0515058
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 628-2111

INAPPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2007, Nordstrom Credit Card Master Note Trust II (“Trust” formerly known as Nordstrom Private Label Credit Card Master Note Trust) a statutory trust created by Nordstrom Credit Card Receivables II LLC (“NCCR II” formerly known as Nordstrom Private Label Receivables LLC and a wholly owned bankruptcy remote subsidiary of Nordstrom Credit Inc, which is a wholly owned subsidiary of Nordstrom Inc.)issued $350 million of notes in a senior subordinate structure pursuant to the terms of an Indenture. The notes were issued pursuant to the Series 2007-1 Indenture Supplement, dated as of May 1, 2007, to the Amended and Restated Master Indenture, dated as of May 1, 2007 (the “Master Indenture”), between the Trust, as issuer, and Wells Fargo Bank, National Association, as Indenture Trustee (collectively, the “Series 2007-1 Indenture”) and consisted of $325.5 million Series 2007-1 Class A Notes and $24.5 million Series 2007-1 Class B Notes (collectively, the “Series 2007-1 Offered Notes”) sold to third-party investors. The Series 2007-1 Class A Notes have a fixed coupon of 4.92% and the Class B Notes have a fixed coupon of 5.02%, per year. The expected principal payment date for the Series 2007-1 Offered Notes is April 15, 2010 and the final maturity date is May 15, 2013. The Trust also issued Class C Notes, which are subordinate to the Class A Notes and the Class B Notes, in the amount of $26.4 million which were not offered for sale and have an annual coupon of zero, which may only be increased if certain conditions are met including satisfaction of rating agency conditions

On May 1, 2007, the Trust also issued $500 million of notes in a senior subordinate structure. The notes were issued pursuant to the Series 2007-2 Indenture Supplement, dated as of May 1, 2007, to the Amended and Restated Master Indenture, dated as of May 1, 2007, between the Trust and the Indenture Trustee (collectively, the “Series 2007-2 Indenture”) and consisted of $453.8 million Series 2007-2 Class A Notes and $46.2 million Series 2007-2 Class B Notes (collectively, the “Series 2007-2 Offered Notes”) sold to third-party investors. The Series 2007-2 Class A Notes pay a coupon of one-month LIBOR plus 0.06% and the Class B Notes pay a coupon of one-month LIBOR plus 0.18%, per year. The reference rate for both classes is reset monthly. The expected principal payment date for the Series 2007-2 Offered Notes is April 16, 2012 and the final maturity date is May 15, 2015. The Trust also issued Class C Notes, which are subordinate to the Class A Notes and the Class B Notes, in the amount of $43.5 million which were not offered for sale and have an annual coupon of zero, which may only be increased if certain conditions are met including satisfaction of rating agency conditions

Both the Series 2007-1 Offered Notes and the Series 2007-2 Offered Notes are secured by the Nordstrom Private Label receivables and by an undivided beneficial participation interest in the Nordstrom VISA receivables (collectively, the “Receivables”) pursuant to the terms of the Master Indenture, as supplemented by the Indenture Supplement relating to the particular series.

The Master Indenture contains standard provisions relating to the default and acceleration of the Trust’s payment obligations upon the occurrence of an event of default, including: (i) the failure to pay principal or interest; (ii) failure to comply with specified agreements, covenants, or obligations; and (iii) commencement of bankruptcy or other insolvency proceedings by or against the Trust. Each series’ related indenture supplement contains additional events of default pertaining to the series as well as pay out events which would result in early amortization of the related series of notes.

In addition to the Series 2007-1 Indenture Supplement and the Series 2007-2 Indenture Supplement, in connection with the issuance of the Series 2007-1 Offered Notes and the Series 2007-2 Offered Notes, Nordstrom Credit Inc (NCI), Nordstrom fsb (Bank), NCCR II and/or the Trust entered into the following agreements: (i) a Participation Agreement, dated as of May 1, 2007 between Bank, as seller, and NCI, as purchaser pursuant to which the Bank sells to NCI on a daily basis the undivided beneficial interest in the Nordstrom Visa receivables (the “Participation”); (ii) a Servicing Agreement, dated as of May 1, 2007, between Bank and NCI pursuant to which the Bank agrees to service the Participation (but not the Receivables transferred to the Trust); (iii) an Amended and Restated Receivables Purchase Agreement dated as of May 1, 2007, between NCI, as seller, and NCCR II, as purchaser pursuant to which NCCR II will acquire from NCI the Receivables; (iv) an Amended and Restated Transfer and Servicing Agreement dated as of May 1, 2007, among Bank, as servicer, Wells Fargo Bank, National Association, as an Indenture Trustee, NCCR II, as transferor, and the Trust, as issuer pursuant to which NCCR II will transfer the Receivables to the Trust, and the Bank will service the Receivables; (v) a Second Amended and Restated Trust Agreement dated as of May 1, 2007 between NCCR II, as transferor, and Wilmington Trust Company, as Owner Trustee; and (vi) an Amended and Restated Administration Agreement dated as of May 1, 2007, between the Trust, as issuer, and Bank, as administrator, pursuant to which the Issuer and the Owner Trustee are required to perform certain duties in connection with the Notes and the collateral thereof pledged pursuant to the Indenture and the beneficial ownership interest in the issuer.

The foregoing summary of the Agreements set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Agreements, copies of which are incorporated by reference herein as Exhibits 4.1 through 4.3 and 99.1 through 99.6.

On May 2, 2007, the Trust and the Indenture Trustee entered into the Series 2007-A Indenture Supplement (the “Series 2007-A Indenture Supplement, and together with the Master Indenture, the “Series 2007-A Indenture”) pursuant to which the Trust issued a Class A Variable Funding Note to an Asset Backed Commercial Paper conduit, as purchaser, with a facility amount of $300 million. It also issued a subordinate Class B Note to Nordstrom Credit Card Receivables II, LLC. The notes were issued with an initial balance of $0. Nordstrom Credit Card Receivables II, LLC can borrow up to the facility amount, provided that the conditions for borrowing are met, upon two days notice.

The commitment to provide funds under the Class A Note expires in 364 days and can be renewed subject to the agreement of the parties to the note purchase agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number	Description
4.1	Amended and Restated Master Indenture, dated as of May 1, 2007, by and between Nordstrom Credit Card Master Note Trust II and Wells Fargo Bank, National Association, as indenture trustee.

4.2	Series 2007-1 Indenture Supplement, dated as of May 1, 2007, by and between Nordstrom Credit Card Master Note Trust II and Wells Fargo Bank, National Association, as indenture trustee.

4.3	Series 2007-2 Indenture Supplement, dated as of May 1, 2007, by and between Nordstrom Credit Card Master Note Trust II and Wells Fargo Bank, National Association, as indenture trustee.

99.1	Participation Agreement, dated as of May 1, 2007, by and between Nordstrom fsb, as seller and Nordstrom Credit, Inc., as purchaser.

99.2	Servicing Agreement, dated as of May 1, 2007, by and between Nordstrom fsb, and Nordstrom Credit, Inc.

99.3	Amended and Restated Receivables Purchase Agreement, dated as of May 1, 2007, by and between Nordstrom Credit, Inc., as seller, and Nordstrom Credit Card Receivables II LLC, as purchaser.

99.4	Amended and Restated Transfer and Servicing Agreement, dated as of May 1, 2007, by and between Nordstrom Credit Card Receivables II LLC, as transferor, Nordstrom fsb, as servicer, Wells Fargo Bank, National Association, as indenture trustee, and Nordstrom Credit Card Master Note Trust II, as issuer.

99.5	Second Amended and Restated Trust Agreement, dated as of May 1, 2007, by and between Nordstrom Credit Card Receivables II LLC, as transferor, and Wilmington Trust Company, as owner trustee.

99.6	Amended and Restated Administration Agreement, dated as of May 1, 2007, by and between Nordstrom Credit Card Master Note Trust II, as issuer, and Nordstrom fsb, as administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By: /s/ Michael G. Koppel
Michael G. Koppel
Chief Financial Officer and Executive Vice President

Dated: May 7, 2007